                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   March 26, 2007

                         Revolutions Medical Corporation
                         -------------------------------
             (Exact name of registrant as specified in its charter)

Nevada                          000-28629                    73-1526138
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)     IRS Employer
of incorporation)                                            Identification No.)

           2073 Shell Ring Circle, Mt. Pleasant, South Carolina 29466
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code    (843) 971-4848
                                                    ----------------

                                _________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 26, 2007, the Company completed the acquisition of the sole asset of Clear Image Acquisition Corporation ("Acquisition Corp.") pursuant to the Plan and Agreement of Reorganization of January 26, 2007 (See Form 8-K filed January 30, 2007).

The acquisition was originally scheduled to have closed on January 31, 2007. However, a relatively large number of the shareholders of Clear Image, Inc. who were participants in the Reorganization had to file Lost Certificate Affidavits. As a result, the Closing was delayed to permit those participants to submit the affidavits and obtain replacement stock certificates. As of March 26, 2007, some participants had not yet submitted the Lost Certificate Affidavits, but Acquisition Corp. had obtained a total of 9,638,339 shares of Clear Image, Inc. which equated to 62.2% of the Common Stock of the corporation. So as to close the Reorganization, the number of shares issued by the Company for the 9,638,339 shares of Clear Image, Inc. was reduced to 8,273,788 shares. Otherwise, the Closing was as provided in the reported Plan and Agreement and the Company assumed the limited liabilities of Acquisition Corp. which are only the costs of Acqusition Corp.'s dissolution and liquidation.

The assets acquired consisted solely of a block of the Common Stock of Clear Image, Inc. The block consisted of 9,638,339 shares, or approximately 185,800 shares less than anticipated due to the failure of some persons to file Lost Certificate Affidavits, but was sufficient to represent a controlling interest in that company (62.2%). The shares were acquired by Acquisition Corp. from a number of shareholders of Clear Image, Inc. who had contributed their shares of Clear Image, Inc. to Acquisition Corp. in order to assemble a block sufficient to attract the Company to make the acquisition. The Company and Clear Image, Inc. may be considered as "affiliates" since they are under common control of Rondald Wheet, Thomas J. O'Brien and Dr. Thomas M. Beahm. (In addition, Mr. Wheet and the Company's counsel served as the officers and directors of Acquisition Corp. for purposes of effecting the Plan.) Also, the three directors of the Company, Messrs. Wheet, O'Brien and Beahm, were shareholders of Clear Image, Inc. who participated in the Reorganization. Rondald Wheet had 2,286,000 shares, Thomas O'Brien had 1,645,625 shares, and Dr. Thomas Beahm had 1,599,125 shares. In determining the ratio of the shares to be exchanged by the Company for the shares of Clear Image, Inc. they based the transaction value on the funds expended by Clear Image for the technology in its current state, using a value of Forty Cents ($.40) per share for the Company's Common Stock which was the then market value.

Clear Image, Inc. was organized as an Oklahoma corporation under the name "Image Analysis, Inc." on October 6, 1998. On May 15, 2003 it changed its name to Clear Image, Inc.

Since its formation, Clear Image's principal business has been to develop and commercialize color MRI technology - "MRI" referring to "Magnetic Resonance Imaging" equipment. Magnetic Resonance Imaging is a widely used imaging system that safely creates many different and detailed views of selected portions of the internal anatomy. A MRI scanner is a large tunnel- shaped machine that will accommodate an adult lying down. Within the MRI scanner is a large magnet which directs harmless radio signals around sections of the body. When these signals pass through the body, they resonate; that is, release a signal. The released signals are picked up by a receiver inside the MRI scanner and then sent to a computer. The computer analyzes the signals and converts them to a visual image that is displayed on a viewing monitor and then printed on special film. The images produced by the scanner are gray-scale images similar to an x-ray. These gray-scale images can be difficult and time consuming to "read". A radiologist "reads" these images on film by comparing the different scans of each tissue slice, sometimes evaluating one hundred to three hundred individual gray images to obtain a diagnosis. The successful diagnosis of a condition, using MRI, depends not only on the ability of the radiologist to detect the subtle differences in shades of gray, but also the radiologist's ability to compare visually the vast number of images.

The transaction is intended to qualify as a so-called "C" Reorganization under
Section 368(a)(1)(C) of the Internal Revenue Code. Accordingly, Acquisition Corp. will shortly be dissolved.

Risks of Clear Image, Inc.
--------------------------

o Although Clear Image was organized in October, 1998 and has been in existence for approximately eight years, it has a limited operating history and remains a development stage company.

o Clear Image has suffered due to under-capitalization and lack of working capital and its auditors have stated in their opinions that, since the corporation is a development stage company with insufficient revenues to fund development and operating expenses, there is "substantial doubt about its ability to continue as a going concern".

o Clear Image has had annual losses since its inception and will continue to incur losses until it completes product development, of which there is no assurance.

o Clear Image acquired an exclusive license relating to the color MRI technology from the University of South Florida Research Foundation ("USFRF"). The license required that the licensee use its "best efforts" to develop the technology, although that term is undefined. On August 1, 2002 USFRF notified Clear Image that the license was terminated because Clear Image had not used its "best efforts". Clear Image disputes that and believes that USFRF cannot terminate the license. The dispute is unresolved; Clear Image has withheld the royalty payments due, although they have been accrued as liabilities. At this point in time, Clear Image believes that its products do not rely on the license; however, the legal implications are uncertain and termination of the license could materially adversely affect the business and revenues of Clear Image.

o Other companies are working on similar technologies. How such technologies, if completed, will compare to the Company's, what the comparative pricing and terms of use will be, and what the relative market acceptances will be, is uncertain.

o It is highly probable that Clear Image will need to enter into one or more joint ventures or similar arrangement with a company in the MRI field which can offer both financial and marketing support. Whether such an arrangement can be developed is uncertain.

o It is most likely that Clear Image will need to enter into licensing arrangements, for sub- portions of its technology as those are ready for commercialization, but whether such licenses will be taken, and the terms of them, are uncertainties.

Business of Clear Image, Inc.
-----------------------------

As noted above, Clear Image, Inc. ("Clear Image") is engaged in the development of technology which can segmentate and reference MRI images. By "segmenting" an image, the Company's technology will let the user select a part of the image (bone, fluid, tissue) and render that selection in 3 dimensions. Essentially, different components of an image are given different colors and the user can choose the color or colors to be studied, thus eliminating those portions colored with the colors being discarded. By "referencing" the image to a data base, the user can obtain similar, identified images to aid the user in interpretation of the image being studied. Although the current stage of the Company's technology uses color MRI technology, the Company believes that it is sufficiently separate from the technology licensed to it by USFRS to permit it to proceed regardless of the status of the license from USFRS (see "Risk Factors" above).

Property of Clear Image, Inc.
-----------------------------

Clear Image has a license; the one discussed above issued by USFRS. In addition, Clear Image owns four (4) separate patent applications, filed June 15, 2006 which were assigned over by Clear Image's consultant, Richard Theriault


Management of Clear Image, Inc.
-------------------------------

Clear Image, Inc.'s President is Thomas O'Brien, who is also a director of the Company. Mr. O'Brien, age 60, has more than twenty years of general management experience in the medical device field. He has special expertise in domestic and international sales, marketing and distribution of high technology medical systems and services, having held executive positions with companies such as Pfizer, Toshiba and Johnson&Johnson-owned Technicare Corporation. Mr. O'Brien also serves as a director of Clear Image.

Rondald Wheet, President and a director of the Company, age 41, is Vice-President and Secretary of Clear Image and serves as a director..

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On March 26, 2007, to acquire the assets of Clear Image Acquisition Corporation, the Company issued 8,273,788 shares of its Common Stock.. These securities were issued in a private placement, pursuant to Section 4(2) of the Securities Act, all of such participants being "accredited investors".

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements to be filed by amendment




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 REVOLUTIONS MEDICAL CORPORATION


                                                 By: /s/ Rondald Wheet
                                                     ---------------------------
Dated: March 28, 2007